CareCloud

Q1 2022 Results

Nasdaq Global Market: MTBC, MTBCP, MTBCO

Safe Harbor Statements

This presentation contains forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as "anticipate", "believe", "continue", "could", "estimate", "expect", "goals", "intend", "likely", "may", "might", "plan", "potential", "predict", "project", "should", "will" or the negative of these terms or other similar terms and phrases.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this presentation include, without limitation, statements reflecting management's expectations for future financial performance and operating expenditures, expected growth, including our ability to continue as a going concern, to raise additional capital and to succeed in our future operations, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

Forward-looking statements are only current predictions and are subject to substantial known and unknown risks, uncertainties, and other factors that may cause our (or our industry's) actual results, levels of activity, performance, or achievements to be materially different from those anticipated by such statements. These factors include our ability to:

- Manage our growth, including acquiring, partnering with, and effectively integrating acquired businesses into our infrastructure and avoiding legal exposure and liabilities associated with acquired companies and assets;
- Retain our clients and revenue levels, including effectively migrating new clients and maintaining or growing the revenue levels of our new and existing clients;
- Maintain operations in our offshore offices in a manner that continues to enable us to offer competitively priced products and services;
- Keep pace with a rapidly changing healthcare industry;
- Consistently achieve and maintain compliance with a myriad of federal, state, foreign, local, payor and industry requirements, regulations, rules, laws and contracts;
- Maintain and protect the privacy of confidential and protected Company, client and patient information;
- Develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards and third-party software platforms and technologies, and protect and enforce all of these and other intellectual property rights;
- Attract and retain key officers and employees, and the continued involvement of Mahmud Haq as Executive Chairman and A. Hadi Chaudhry as Chief Executive Officer and President, all of which are critical to our ongoing operations, growing our business and integrating of our newly acquired businesses;
- Comply with covenants contained in our credit agreement with our senior secured lender, Silicon Valley Bank and other future debt facilities;
- Pay our monthly preferred dividends to the holders of our preferred stock;
- Compete with other companies developing products and selling services competitive with ours, and who may have greater resources and name recognition than we have;
- Respond to the uncertainty resulting from the ongoing Covid-19 pandemic and the impact it may have on our operations, the demand for our services, and economic activity in general; and
- Keep and increase market acceptance of our products and services.

Although we believe that the expectations reflected in the forward-looking statements contained in this presentation are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

In this presentation, we disclose certain non-GAAP historical and projected financial measures, including Adjusted EBITDA. We believe that these non-GAAP financial measures provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

The statements in this presentation are made as of the date of this presentation, and the Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Hosts for CareCloud First Quarter 2022 Earnings Call

Mahmud Haq	Executive Chairman
A. Hadi Chaudhry	CEO and President
Bill Korn	Chief Financial Officer
Kim Blanche	General Counsel



Hadi Chaudhry
CEO and President


TUES
12
MIPS PERFORMANCE
DIAGNOSES
M19.029
Primary Osteoarthritis
Unis Elbow
$67,474.23

CareCloud Remote


remote
Helping established home healthcare facilities manage operations,
streamline patient scheduling, and get ahead on referrals.

- Evolution of the lessons in remote clinician and patient management we have learned as the business partner for one of our largest clients
  - Development of integrated products for patient referral management, scheduling, mobile clinician management and patient satisfaction
- Includes an Uber-like mobile clinician management with location services allowing better scheduling for clinicians and patients
- Best suited for the enterprise segment of the home healthcare/ physical therapy space
- Platform agnostic with abilities to integrate with leading clinical systems allowing for maximum enterprise flexibility

CareCloud Wellness


wellness
Increasing practice revenue and improving patient satisfaction
without adding operational cost and burden to providers.

- The Chronic Care Management (CCM) Program has evolved significantly over the years with CMS now considering this a critical component of primary care helping patients managing chronic conditions achieve overall better health as well as increasing reimbursement rates in 2022 by over 50% from previous years
- 50% of Adults suffer from chronic conditions (source: CDC): By increasing reimbursements for CCM, CMS is signaling the value these services provide and should motivate providers to offer a connective care model between office visits. Comprehensive care plans drive better patient outcomes, reduce healthcare costs, and increase the quality of life for the many Americans living with chronic conditions.
- Will allow practices to hand off chronic care management cases to CareCloud without any additional investment on their end and increase reimbursement opportunities through participation in CCM
- Has a strong internal target market with approximately 50% of our client base eligible to participate in CCM programs
- Some early adopters of the CCM program have demonstrated increases in their annual revenue by up to 25%-30%
- Over the last week we have seen 75 customer express interest in Wellness

A Multi-faceted Growth Strategy

CareCloud

Organic Growth

Focused effort on growing market share by bringing on net new customers

Dedicated sales teams across market segments

Sales initiatives on cross-selling to drive expanding share-of-wallet

Acquisitions

Acquire revenue cycle management ("RCM") companies and complementary businesses

Leverage efficiency and lower costs to grow adjusted EBITDA

Partnerships

Turn smaller competitors into customers

FORCE: Leverage CareCloud's technology and/or on-demand workforce capabilities

Channel partner strategy to resell our software and services

Pipeline Creation



Pipeline Creation by Product Type
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Technology Driven Services
Force
Total

What Makes Our Business Compelling

CareCloud

Business Model

Combination of software and services offerings	Larger ACV per customer
Customers switching costs are considerable	Higher client retention
Employed global workforce	Favorable cost basis and capabilities for operational scale
Disciplined operating methodology	Strong profitability

Depth & Breadth of Solutions

Broad range of proprietary SaaS offerings	Ability to serve multiple customer segments
Comprehensive technology-enabled services	Tailored solutions for a wide-array of customer requirements
Large software development organization	Enables innovation and speed to market

Industry

Vast addressable market with legacy competitors	Provides larger growth potential
Government regulations becoming more stringent	Higher barrier to entry
Large fragmentation of HIT ecosystem players	Extensive acquisition targets
Industry consolidation	Provides diversity of strategic opportunities

CareCloud



Bill Korn
Chief Financial Officer


TUES
12
DIAGNOSES
M19.029
Primary Osteoarthritis
Uns Elbow
$67,474.23

Technology-Enabled Business Solutions

($ in millions)

Q1 2022 Revenues



Technology-driven business solutions
Medical practice management
Other healthcare IT services
$2.2
$3.2
$29.9

Q1 2022 revenue from clients utilizing:



85%
48%
15%
22%
15%
4%
9%
2%
Technology-Driven Solutions
Other Services
Core technology components
1 or more technology components
Professional IT services
Pure revenue cycle management
Medical practice management
Other services

Q1 2022 Highlights


Revenue
+19%
$29.8
$35.3
Q1 2021
Q1 2022
Net (loss) income
+$3.1
($2.0)
$1.1
Q1 2021
Q1 2022
Adjusted EBITDA
+28%
$3.7
$4.7
Q1 2021
Q1 2022
Adjusted net income
+20%
$2.9
$3.5
Q1 2021
Q1 2022

($ in millions. Percent change reflects 2021 to 2022)

See reconciliations of non-GAAP results in the Appendix

Revenue Growth 2017 – 2021 plus 2022 Guidance



($ in millions)
2017-2022 CAGR: 37%
$31.8
$50.5
$64.4
$105.1
$139.6
$152-155
2017
2018
2019
2020
2021
2022
Guidance
Range
Guidance
Actual

Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from anticipated results

Adjusted EBITDA Growth 2017 – 2021 plus 2022 Guidance



($ in millions)
2017-2022 CAGR: 61%
$2.3
$4.8
$8.1
$10.9
$22.1
$24-26
Range
Guidance
Actual
2017
2018
2019
2020
2021
2022 Guidance

Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from anticipated results

See reconciliations of non-GAAP results in the Appendix

Capitalization as of May 4, 2022

	Common Stock	Series A Preferred Stock	Series B Preferred Stock
Exchange / Ticker	Nasdaq: MTBC	Nasdaq: MTBCP	Nasdaq: MTBCO
Stock Price (1)	$4.02	$26.85	$25.72
Outstanding Shares (1)	15.1 million	4.5 million	1.2 million
Equity Value	$61 million	$121 million	$30 million
Share Structure / Terms	• Fully Diluted: 18.5 M shares • Public Float: 9.8 M shares • Insiders: ~35%	• Dividend: 11% of redemption value ($25.00), paid monthly • Non-convertible • Redeemable at $25.00 per share at Company's option • Redemption value: $113 M	• Dividend: 8.75% of redemption value ($25.00), paid monthly • Non-convertible • Redeemable at $25.75 per share starting 2/2024, steps down to $25.00 by 2/2027 • Redemption value: $29 M


CareCloud Enterprise Value
$ Millions
$250
$200
$150
$100
$50
-
$61
$151
$6.1
$10.1
$208
Common Stock
Preferred Stock
Debt
Cash
Enterprise Value

(1) Stock prices and shares as of May 4, 2022 . Debt and cash as of March 31, 2022

Thank you!



NASDAQ: MTBC
$12.99
Company Overview

Corporate Website	*www.carecloud.com*
Investor Relations	*ir.carecloud.com*
Investor Inquiries	Bill Korn, CFO *bkorn@carecloud.com* Gene Mannheimer, Westwicke *CareCloudIR@westwicke.com* *(410) 753-2640*

CareCloud

(formerly MTBC, Inc.)



Appendix

Non-GAAP Financial Measures Reconciliation

CareCloud

($000s) Adjusted EBITDA	2017	2018	2019	2020	2021	Q1 2021	Q1 2022
Net (loss) income	$ (5,565)	$ (2,138)	$ (872)	$ (8,813)	$ 2,836	$ (1,964)	$ 1,140
Provision (benefit) for income taxes	68	(157)	193	103	157	(1)	64
Net interest expense	1,307	250	121	446	440	64	95
Foreign exchange / other expense	(249)	(435)	827	71	241	244	(56)
Stock-based compensation expense	1,487	2,464	3,216	6,502	5,396	1,267	887
Depreciation and amortization	4,300	2,854	3,006	9,905	12,195	2,831	2,940
Transaction and integration costs	515	1,891	1,735	2,694	1,364	232	102
Restructuring, impairment & unoccupied lease charges	276	-	219	963	2,005	1,018	158
Change in contingent consideration	152	73	(344)	(1,000)	(2,515)	-	(600)
Adjusted EBITDA	$ 2,291	$ 4,802	$ 8,101	$ 10,871	$ 22,119	$ 3,691	$ 4,730

($000s) Adjusted net income	2017	2018	2019	2020	2021	Q1 2021	Q1 2022
Net (loss) income	$ (5,565)	$ (2,138)	$ (872)	$ (8,813)	$ 2,836	$ (1,964)	$ 1,140
Foreign exchange / other expense	(249)	(435)	827	71	241	244	(56)
Stock-based compensation expense	1,487	2,464	3,216	6,502	5,396	1,267	887
Amortization of purchased intangible assets	3,393	1,828	1,877	8,127	8,880	2,135	1,805
Transaction and integration costs	515	1,891	1,735	2,694	1,364	232	102
Restructuring, impariment & unoccupied lease charges	276	-	219	963	2,005	1,018	158
Change in contingent consideration	152	73	(344)	(1,000)	(2,515)	-	(600)
Income tax expense (benefit) related to goodwill	27	(208)	80	(85)	290	(36)	36
Non-GAAP Adjusted Net Income	$ 36	$ 3,475	$ 6,738	$ 8,459	$ 18,497	$ 2,896	$ 3,472